WORLD HEADQUARTERS AND ENGINEERING CENTER OF EXCELLENCE Shareowners Meeting May 2014

2013 Sales & Earnings Growth 2013% +(-) Prior Year Sales $966 M + 8% EPS(1) $1.72 + 10% (1) After non-GAAP adjustments – see 10-K for reconciliation to GAAP EPS

17 Consecutive Quarters of Adjusted EPS(1) Growth 18 0 Q4 2009 $0.50 $0.75 $1.00 $1.25 $1.75 $0.20 Q1 2010 Q2 2010 Q3 2010 Q4 2010 Q1 2011 Q2 2011 Q3 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q3 2013 Q4 2013 Q4 2011 Q2 2013 (1) After non-GAAP adjustments – see 10-K for reconciliation to GAAP EPS $1.50 Q1 2014 La st 1 2 Mo n th s EP S

Return on Invested Capital(1) 2011 2012 2013 Franklin Electric 19.2% 19.8% 19.4% Xylem (formerly ITT Industries) 16.6% 17.4% 15.4% Pentair 11.8% 8.2% 11.1% EBARA 8.0% 11.6% 11.7% Danaher 12.9% 14.3% 14.6% (1) Return on invested capital = operating income ÷ (average net debt plus equity) after non-GAAP adjustments (see 10-K for reconciliation to GAAP operating income)

Strong Balance Sheet 12/31/13 Net Debt/Capital 7% Cash & Marketable Securities $135 M

21 Consecutive Annual Dividend Payment Increases 22 $0 1993 $0.10 $0.15 $0.20 $0.25 $0.30 $0.05 1994 1995 1996 1997 1998 1999 2000 2002 2009 2003 2004 2005 2006 2007 2008 2010 2001 2011 2012 2013 $0.35 2014

Total Shareowner Return Franklin Electric Total Shareowner Return/Year (as of 12/31/13) 1 year 53% 3 years 5 years 34% 27% Compound Annual Rate of Return 11 years 14%

Business Transformation 2003 Motor Company 2013 Pumping Systems Company 2,000 different products 40,000 different products

Franklin Fueling Systems Sales & Earnings Growth $0 $200 2002 2013 $100 Sales Growth Operating Income Growth $0 $50 2002 2013 $25 237% Growth $59 M $199 M $5 M $43 M 760% Growth

Growing Sales in Developing Regions 2010 $0 $50 $75 $100 $125 $150 $175 $200 $225 2004 2005 2006 2007 2008 2009 $25 2011 $250 $300 $350 $361 M 2012 $325 $275 2013 $65 M

Linares, Mexico

Brno, Czech Republic

Suzhou, China

Madison Wisconsin, USA

Saco Maine, USA

Joinville, Brazil

Investment in New Product Capabilities 2002 2013 Water & Fueling RD&E Headcount 61 148 New Fort Wayne Global Engineering Development Lab

2010-2013 Providing clean drinking water for 60,000 people in rural villages in Africa